Exhibit 16.2

GOLDSTEIN GOLUB KESSLER LLP

Certified Public Accountants and Consultants

November 28, 2007

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Commissioners:

We have read Senesco Technologies, Inc.’s statements included under item 4.01 of its Form 8-K/A, Amendment No. 2, filed on November 28, 2007, and we agree with such statements concerning our firm.

GOLDSTEIN GOLUB KESSLER LLP

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TEL 212 372 1800   Fax 212 372 1801   www.ggkllp.com